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                                   EXHIBIT 1.5
                         FORM OF UNDERWRITING AGREEMENT

                              Calpine Capital Trust

                         % [Trust Preferred Securities]

                         (Liquidation Preference $ per )

                    Guaranteed to the Extent Set Forth in the
                    Preferred Securities Guarantee Agreement
                            by, and convertible into
                                Common Stock of,

                               Calpine Corporation

                             UNDERWRITING AGREEMENT

                                                                          , 200_

As Representative of the Several Underwriters,


Ladies and Gentlemen:

        1. Introductory. Calpine Capital Trust , a statutory business trust formed under the laws of the State of Delaware (the "TRUST"), and Calpine Corporation, a Delaware corporation, as sponsor of the Trust and as guarantor (the "COMPANY"), propose, subject to the terms and conditions stated herein,
that the Trust issue and sell          % [Trust Preferred Securities] (the "FIRM
SECURITIES") and also propose that the Trust issue and sell, at the option of the Underwriters (as defined below), an aggregate of not more than additional [Trust Preferred Securities] (the "OPTIONAL SECURITIES") as set forth below. The Firm Securities and the Optional Securities that the Underwriters may elect to purchase are herein collectively called the "OFFERED SECURITIES". The Offered Securities represent undivided beneficial interests in the assets of the Trust, guaranteed by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "GUARANTEE") between the Company and Wilmington Trust Company, as Trustee (the "GUARANTEE TRUSTEE"). The proceeds of the sale by the Trust of the Offered Securities and its common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust (the "COMMON SECURITIES")
are to be invested in the due          , 20-- (the "DEBENTURES") of the Company,
to be issued pursuant to an Indenture, dated            , 200-, between the
Company and Wilmington Trust Company, as Trustee (the "DEBENTURE TRUSTEE"). The


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Offered Securities will be exchangeable for Debentures, which are convertible into shares of common stock, par value $0.001 per share, of the Company ("COMPANY COMMON STOCK"). The Company and the Trust understand that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus. The Company and the Trust hereby agree with the several underwriters named in Schedule A hereto (the "UNDERWRITERS") as follows:

        2. Representations and Warranties of the Company and the Trust. Each of the Trust and the Company jointly and severally represents and warrants to, and agrees with, the several Underwriters that:

            (a) A registration statement (No. 333-        ), including a form of
prospectus, relating to debt securities, equity securities and guarantees of the Company, the Offered Securities, the Guarantees, and the debt securities of certain subsidiaries of the Company to be issued from time to time (the "REGISTERED SECURITIES") has been filed with the Securities and Exchange Commission (the "COMMISSION"), such registration statement, as it may have been amended prior to the date of this Agreement, has become and has been declared
effective under the Securities Act of 1933 (the "SECURITIES ACT") on           ,
200-. Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented by a prospectus supplement to reflect the terms of the Offered Securities and terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act, including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) On the effective date of the Registration Statement relating to the Registered Securities, such Registration Statement conformed in all respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company or the Trust by any Underwriter through the Representative, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

            (c) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Business Trust Act (the "TRUST ACT") with the power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Declaration of Trust (the "DECLARATION") among the Company, Wilmington Trust Company, as Delaware Trustee (the "DELAWARE TRUSTEE"), Wilmington Trust Company, as Property Trustee (the "PROPERTY TRUSTEE"), the administrative trustees named therein (the "ADMINISTRATIVE TRUSTEES" and, collectively with the Delaware Trustee and the Property Trustee, the "ISSUER TRUSTEES" and the holders, from time to time, of the Offered Securities and the Common Securities, the Remarketing Agree-


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ment (the "REMARKETING AGREEMENT") among the Company, the Trust, Wilmington
Trust Company, as Tender Agent, and            , as Remarketing Agent, and the
agreements and instruments contemplated by the Declaration, the Remarketing Agreement and the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration, the Remarketing Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

            (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

            (e) Each Subsidiary of the Company (x) other than those Subsidiaries specified in clause (y) of this subparagraph has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; or (y) that is not a corporation is a limited partnership, a limited liability company or business trust, has been duly formed and is validly existing as a limited partnership, a limited liability company or a business trust, as the case may be, in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its properties and conduct its business as described in the Prospectus; each Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or business trust, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT"); all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; except as set forth on Schedule B hereto, the capital stock of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects; and the Company is not a general partner in any partnership. For purposes of this agreement, "SUBSIDIARY" means, as applied to any person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Shares or an equivalent controlling interest herein, of such person is, at any time, directly or indirectly, owned by such person and/or one or more subsidiaries of such person, including with respect to the Company, the Trust. For purposes of the definition of "SUBSIDIARY," "VOTING SHARES," means with respect to any corporation, the capital stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            (f) The Offered Securities have been duly authorized by the Trust and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Declaration, on each Closing Date (as defined below), such Offered Securities will have been validly issued, fully paid and nonassessable preferred undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the Prospectus; the issuance of the Offered Securities is not subject to preemptive or other similar rights; the Offered Securities will have the rights set forth in the Declaration, and the Offered Securities when issued and delivered against payment therefore as provided herein will be, and the Declaration, when duly executed and delivered, will be, valid and binding obligations of the Trust.


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            (g) The Common Securities have been duly and validly authorized by the Trust and upon delivery by the Trust to the Company against payment therefore as shall be described in the Prospectus, will be duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (h) The Guarantee, the Debentures, the Declaration, the Indenture, the Remarketing Agreement, the Common Securities Purchase Agreement between the Trust and the Company (the "COMMON SECURITIES PURCHASE AGREEMENT") and the Common Securities Guarantee Agreement by the Company for the benefit of the holders of the Common Securities (the "COMMON SECURITIES GUARANTEE AGREEMENT," and collectively with the Guarantee, the Debentures, the Declaration, the Indenture, the Remarketing Agreement and the Common Securities Purchase Agreement, the "COMPANY AGREEMENTS") have each been duly authorized and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Declaration, by the Issuer Trustees, in the case of the Indenture, by the Debenture Trustee, in the case of the Remarketing Agreement, by the Trust and Wilmington Trust Company, as Tender Agent, in the case of the Common Securities Purchase Agreement, by the Trust and, in the case of the Debentures, when validly issued by the Company and validly authenticated and delivered by the Debenture Trustee and paid for by the Trust, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Debentures will be entitled to the benefits of the Indenture; the Company Agreements will conform in all material respects to the descriptions thereof in the Prospectus; and the Indenture, the Guarantee and the Declaration have each been duly qualified under the Trust Indenture Act.

            (i) When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be exchangeable for Debentures which will be convertible into the Common Stock of the Company in accordance with their terms and the terms of the Declaration and Indenture, as applicable (the Common Stock into which the Offered Securities are ultimately convertible are referred to herein as the "UNDERLYING SHARES"); the Debentures and the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Company Common Stock and the Underlying Shares will conform to the description thereof contained in the Prospectus; the outstanding shares of Company Common Stock are listed on the New York Stock Exchange (the "STOCK EXCHANGE"); the Underlying Shares have been approved for listing on the Stock Exchange, subject to notice of issuance; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities, the Debentures or the Underlying Shares.

            (j) Except as shall be disclosed in the Prospectus, there are no contracts, agreements or understandings between the Trust or the Company and any person that would give rise to a valid claim against the Trust, the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (k) Except as (i) set forth on Schedule B hereto and (ii) provided for in this Agreement there are no contracts, agreements or understandings between the Trust or the Company and any person granting such person the right to require the Trust or the Company to file a registration state-


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ment under the Securities Act with respect to any securities of the Trust or the
Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

            (l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Company Agreements in connection with the issuance and sale of the Offered Securities by the Trust, the distribution of the Debentures pursuant to or upon liquidation of the Trust, the conversion of the Debentures into the Underlying Shares, the issuance and sale by the Company of the Debentures and the Guarantee or the purchase of the Debentures by the Trust, except such as have been obtained and made under the Securities Act, the Trust Indenture Act and such as may be required under state securities laws.

            (m) The execution, delivery and performance of this Agreement and the Company Agreements by the Trust and the Company, as applicable, the issuance and sale of the Offered Securities by the Trust and the Debentures by the Company and compliance with the terms and provisions of each of the foregoing by the Trust and the Company, as applicable, the distribution of the Debentures pursuant to or upon dissolution or liquidation of the Trust, the purchase of the Debentures by the Trust, the conversion of Debentures into Company Common Stock and the consummation by the Company and Trust of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Trust or any Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company, the Trust or any such Subsidiary is a party or by which the Company, the Trust or any such Subsidiary is bound or to which any of the properties of the Company, the Trust or any such Subsidiary is subject, or the charter, by-laws or other organizational document of the Company, the Trust or any such Subsidiary, and the Trust has full power and authority to authorize, issue and sell the Offered Securities and Common Securities, and the Company has full corporate power and authority to authorize and issue and sell the Debentures and the Guarantee, as contemplated by this Agreement.

            (n) This Agreement and the Company Agreements have been duly authorized, and this Agreement has been, and the Company Agreements shall be on the Closing Date, executed and delivered by the Company and the Trust, as applicable.

            (o) Except as shall be disclosed in the Prospectus, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as shall be disclosed in the Prospectus, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

            (p) Except as shall be disclosed in the Prospectus, the Trust will, on the Closing Date, have good and valid title to all the Debentures, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Trust.


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            (q) The Company, its Subsidiaries and the Trust possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (r) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or the Trust, is imminent that might have a Material Adverse Effect.

            (s) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (t) Except as shall be disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (u) Except as shall be disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Trust to perform their respective obligations under, or contemplated by, this Agreement or the Company Agreements, or which are otherwise material in the context of the sale of the Offered Securities or the Debentures; and no such actions, suits or proceedings are threatened or, to the knowledge of the Company or the Trust, contemplated.

            (v) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise shall be disclosed in the Prospectus, such financial statements shall have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus shall provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments shall give appropriate effect to those assumptions, and the pro forma columns therein shall reflect the proper application of those adjustments to the corresponding historical financial statement amounts.


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            (w) The statistical and market-related data (other than
market-related data and statistical data provided by the Company) included in the Prospectus shall be based on or derived from sources which the Company believes to be reliable and accurate, it being understood, however, that the Company has conducted no independent investigation of the accuracy thereof.

            (x) Except as shall be disclosed in the Prospectus, since the date of the latest audited financial statements that shall be included in the Prospectus there shall have been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (y) Neither the Trust nor the Company is, nor after giving effect to the offering and sale of the Offered Securities and the Debentures and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

            (z) Neither the Company nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary" of a holding company or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935 ("PUHCA") (except that certain Subsidiaries that are EWGs (as defined herein) or QFs (as defined herein) and Cogeneration Corporation of America are subsidiaries of a holding company), (ii) subject to regulation under the Federal Power Act, as amended ("FPA"), other than as a power marketer or an "exempt wholesale generator" ("EWG") that is a "public utility" under the FPA or as a "qualifying facility" ("QF") under the Public Utility Regulatory Policies Act of 1978, as amended (16 U.SC. Section 796 et. seq.) ("PURPA"), as contemplated by 18 C.F.R.
Section 292.601(c) or (iii) with respect to each of the power generation projects in which the Company or its Subsidiaries has an interest that is a QF, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c).

            (aa) Each of the power generation projects in which the Company or its Subsidiaries has an interest which is subject to the requirements under PURPA and the regulations of the Federal Energy Regulatory Commission ("FERC") promulgated thereunder, as amended from time to time, necessary to be a "QUALIFYING COGENERATION FACILITY" and/or a "QUALIFYING SMALL POWER PRODUCTION FACILITY", meets such requirements.

            (bb) The Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

        3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust and the Company agree that the Trust shall sell to the Underwriters, and the Underwriters agree, severally
and not jointly, to purchase from the Trust, at a purchase price of $       per
Offered Security plus accumulated distributions from         , 200- to the First
Closing Date (as hereinafter defined), the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

        The Trust will deliver against payment of the purchase price the Registered Securities in the form of one or more permanent global securities in definitive form (the "FIRM GLOBAL SECURITIES") deposited with the Property Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held


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only in book-entry form through DTC, except in the limited circumstances that shall be described in the Prospectus. Payment for the Registered Securities shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to [underwriter] drawn to the order of Calpine Corporation at the office of Covington & Burling, 1330 Avenue of the Americas, New York, New York, at 9:00
A.M. (New York time), on           , 200- (the "CLOSING TIME"), or at such other
time not later than seven full business days thereafter as the Representative, the Company and the Trust determine, such time being herein referred to as the "FIRST CLOSING DATE," against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Registered Securities. The Firm Global Securities will be made available for checking at the above office of Covington & Burling (or such other location as the Representative may direct), at least 24 hours prior to the First Closing Date.

        In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per liquidation amount of Offered Securities (including any accumulated distributions thereon to the related Optional Closing
Date) to be paid for the Firm Securities. The Trust and the Company agree that the Trust shall sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters at their discretion. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Trust and the Company.

        Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Representative on behalf of the Underwriters but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global securities in definitive form (each, an "OPTIONAL GLOBAL SECURITY") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to [underwriter] drawn to the order of Calpine Corporation at the office of Covington & Burling, against delivery to the Property Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

        As compensation for the Underwriters' commitments, the Company will pay
to the Representative the sum of $          per Offered Security times the total
number of Offered Securities purchased by the Underwriters on each Closing Date as commissions for the sale of the Offered Securities under this Agreement. Such payment will be made on each Closing Date with respect to the Offered Securities purchased on such Closing Date.

        4. Certain Agreements of the Trust and the Company. The Trust and the Company, jointly and severally, agree with the several Underwriters that they will furnish to counsel to the Underwriters one signed copy of the registration statement relating to the Registered Securities, including all exhibits,


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in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:


            (a) The Trust and the Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representative), not later than the second business day following the execution and delivery of this Agreement.


            (b) The Trust and the Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Representative's consent; and the Trust and the Company will also advise the Representative promptly of the effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Trust and the Company promptly will notify the Representative of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

            (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company and the Trust will make generally available to their security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities; (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement; and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

            (e) The Trust and the Company will furnish to the Representative copies of the Registration Statement, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative requests, so long as a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

            (f) The Trust and the Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters, provided that neither of the Trust or the Company will be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

            (g) During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative and, upon request, to each of the other Underwriters, if any, (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.

            (h) During the period of two years after the later of the Closing Date and the last Optional Closing Date, neither of the Company nor the Trust will be or become an "investment company" as defined in the Investment Company Act.

            (i) The Company will pay all expenses incident to the performance of its and the Trust's obligations under this Agreement and the Company Agreements, including, but not limited to, (i) the fees and expenses of the Trustees and the Issuer Trustees and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Company Agreements, the Offered Securities, the Prospectus and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto; (iv) for any fees charged by investment rating agencies for the rating of the Offered Securities or Debentures; (v) expenses incurred in distributing the Prospectus, any preliminary prospectus, any preliminary prospectus supplements or any other supplements or amendments to the Underwriters; and (vi) for any filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Offered Securities and related securities. The Company will reimburse the Underwriters for all travel expenses of the Underwriters and the Company's officers and employees and any other expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective underwriters of the Offered Securities.

            (j) For a period of days after the date of the initial offering of the Offered Securities (the "LOCK-UP PERIOD"), the Company will not, and will not permit its Subsidiaries to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than one or more registration statements (x) on Form S-3 relating solely to the registration of shares issuable upon the sale of transferred employee stock options or (y) on Form S-8) relating to any additional shares of (A) any preferred securities, any preferred stock or any other securities of a trust (other than the Offered Securities or the Common Securities), (B) any preferred stock or any other security of the Company that is substantially similar to the Offered Securities,
(C) any shares of common stock of the Company other than shares of common stock issuable upon conversion of the Offered Securities and/or the Debentures or (D) any other securities which are convertible into, or exchangeable or exercisable for, any of (A) through (C), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative except (i) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof or hereafter, (ii) issuances of Company Common Stock pursuant to the exercise of such options, or (iii) the exercise of any other employee stock options outstanding on the date hereof.

        5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Trust and the Company herein, to the accuracy of the statements of officers of the Trust and the Company made pursuant to the provisions hereof, to the performance by the Trust and the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) The Underwriters shall have received a letter, dated the date of delivery hereof, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (the "RULES AND REGULATIONS") and stating to the effect that:

                (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement and in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement and in the Prospectus;

                (iii) on the basis of the review referred to in clause (ii) above, a reading of the unaudited pro forma financial statements, selected consolidated financial data and ratio of earnings to fixed charges included in or incorporated by reference in the Registration Statement and inquiries of officials of the Parent who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited pro forma financial, selected consolidated financial data and ratio of earnings to fixed charges statements included in or incorporated by reference in the Registration Statement and the Prospectus do not each comply as to form in all material respects with the applicable accounting requirements under the Securities Act;

                    (B) the unaudited consolidated net revenue, net operating
            income and summary of earnings, net income and net income per share amounts included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current as-sets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus or the Exchange Act Reports (as defined below); or

                    (D) for the period from the closing date of the latest
            income statement included in the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net revenues, or net operating income or in the total or per share amounts of consolidated net income or in the ratio of earnings to fixed charges and preferred stock dividends combined, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                (iv) on the basis of their review of the unaudited pro forma financial statements, selected consolidated financial data and ratio of earnings to fixed charges included in the Registration Statement and Prospectus and inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited pro forma financial, selected consolidated financial data and ratio of earnings to fixed charges statements included in the Registration Statement do not each comply as to form in all material respects with the applicable accounting requirements under the Securities Act; and

                (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference in the Prospectus shall be deemed included in the Prospectus for purposes of this subsection 5(a).

            (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Trust or any Underwriter, shall be contemplated by the Commission.

            (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a positive upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any major disruption of settlements of book-entry securities in DTC which, in the judgment of the majority of interest of the Underwriters, including the Representative, makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; or (vi) any outbreak or escalation of major hostilities involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.

            (d) The Underwriters shall have received an opinion, dated such Closing Date, of Covington & Burling, counsel for the Company, to the effect that:

                (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and to issue the Debentures and the Guarantee;

                (ii) (A) Each of the Indenture, the Guarantee and the Declaration has been duly qualified under the Trust Indenture Act; (B) the Indenture has been duly authorized, executed and delivered by the Company, and the Debentures delivered on such Closing Date have been duly authorized, executed, issued and delivered by the Company; (C) each of the other Company Agreements has been duly authorized, executed and delivered by the Company; (D) each of the Offered Securities delivered on such Closing Date has been duly authorized, executed, issued and delivered and is fully paid and nonassessable; (E) each of the Company Agreements, including the Indenture, and the Offered Securities delivered on such Closing Date conform to the descriptions thereof contained in the Prospectus; (F) the Indenture, the Guarantee and the Debentures delivered on such Closing Date and all other Company Agreements constitute the valid and binding obligations of the Company and the Trust, to the extent a party thereto, enforceable in accordance with their respective terms; (G) the Declaration and the Offered Securities constitute the valid and binding obligations of the Trust, enforceable in accordance with their respective terms; and (H) all conditions precedent (including covenants, compliance with which constitutes conditions precedent) provided for in the Indenture to the authentication and delivery of the Offered Securities and each Guarantee have been complied with, and the forms and terms of the Offered Securities have been established in conformity with the provisions of the Indenture; subject, in the case of clauses (F) and (G), to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (iii) The Offered Securities delivered on such Closing Date are exchangeable for Debentures which will be convertible into the Underlying Shares of the Company in accordance with the Declaration and the Indenture; the Underlying Shares initially issuable upon conversion of such Debentures have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the Debentures, will be validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities, the Debentures or the Underlying Shares;

                (iv) Except as set forth on Schedule B hereto, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities to be registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                (v) The Trust and the Company are not and, after giving effect to the offering and sale of the Offered Securities, the issuance of the Debentures and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940;

                (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company and the Trust of the transactions contemplated by this Agreement and the Company Agreements in connection with the issuance or sale of the Offered Securities by the Trust or the Debentures and the Guarantees by the Company, except such as have been obtained and made under the Securities Act, the Trust Indenture Act and the respective rules and regulations promulgated under the foregoing, and except for any of the foregoing as may be required under State securities or blue sky laws and the rules and regulations promulgated thereunder;

                (vii) Except as set forth in the Prospectus, to such counsel's knowledge, there are no pending or threatened actions, suits or proceedings against or affecting the Trust, the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Trust, the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Trust or the Company to perform their respective obligations under this Agreement or the Company Agreements;

                (viii) The execution, delivery and performance of this Agreement and the Company Agreements, the issuance and sale of the Offered Securities, the issuance of the Debentures and the Guarantee, and compliance by the Company and the Trust with the terms and provisions hereof and thereof will not (A) violate any statute, rule, regulation or order of which such counsel is aware of any governmental agency or body or any court having jurisdiction over the Trust, the Company or any Subsidiary of the Company or any of their respective properties, (B) to such counsel's knowledge, breach the provisions of, or cause a default under, any agreement or instrument to which the Trust, the Company or any such Subsidiary is a party or by which the Trust, the Company or any such Subsidiary is bound or to which any of the properties of the Trust, the Company or any such Subsidiary is subject, or (C) violate any provision of the charter, by-laws or any other constitutive document of the Trust, the Company or any such Subsidiary;

                (ix) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of this Agreement, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations; such counsel, while not passing upon and not assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any amendment thereto or the Prospectus except to the extent specifically set forth in this paragraph (ix), does not believe that any part of the Registration Statement or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading or that any part of the Prospectus, as of the date of this Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the statements in the Registration Statement and the Prospectus under the captions "Certain United States Federal Income Tax Considerations," "Description of Capital Stock," "Description of the Debt Securities," "Description of Depository Shares," "Description of Purchase Contracts," "Description of Units," "Description of Warrants" and "Description of Trust Preferred Securities," insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion or belief as to the financial statements or other financial or statistical data derived therefrom contained in the Registration Statements or the Prospectus; and

                (x) This Agreement has been duly authorized, executed and delivered by the Company.

        In rendering such opinion, Covington & Burling may rely upon the opinion
of          , as to all matters of Delaware law (other than the Delaware General
Corporation Law), and such opinion of Covington & Burling shall be subject to all of the qualifications and assumptions set forth in the opinion of . For the purposes of this subsection (d) only, the term "Subsidiary" shall have the meaning given to the term "significant subsidiary" in Rule 1-02(w) of Regulation S-X under the Securities Act.

            (e) The Underwriters shall have received an opinion, dated such Closing Date, of Lisa Bodensteiner, Vice President and General Counsel of the Company, to the effect that:

                (i) Each Subsidiary of the Company (x) other than the Trust and those Subsidiaries specified in clause (y) of this Section 6(e)(i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its property and to conduct its business as described in the Prospectus or (y) that is not a corporation is a limited partnership, a limited liability company or a business trust has been duly formed and is validly existing as a limited partnership, a limited liability company or a business trust, as the case may be, in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its property and to conduct its business as described in the Prospectus; and, in each case, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole; and the Company is not a general partner in any partnership;

                (ii) The Company and each of its Subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business as now operated by them as described in the Prospectus and such counsel is not aware of the receipt of any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole;

                (iii) The contracts and agreements of the Company and its Subsidiaries and affiliates referred to in the Prospectus (including Exchange Act Reports incorporated by reference in the Prospectus) under the captions "Recent Developments" and "Business - Description of Facilities" conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus or such Exchange Act Reports, and the statements under the captions "Executive Officers, Directors and Key Employees", "Executive Compensation", "Business - Project Development", "Legal Proceedings" and "Business - Governmental Regulation", insofar as such statements constitute summaries of the legal matters, documents and governmental proceedings referred to therein fairly summarize and present the information referred to therein;

                (iv) To such counsel's knowledge, the Company and each Subsidiary of the Company (i) is in compliance with any and all applicable Environmental Laws,

        (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole; and

                (v) To such counsel's knowledge, based on the conduct of the Company's business as described in the Prospectus, neither the Company nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary" of a holding company or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935 ("PUHCA") (except that certain Subsidiaries that are EWGs (as defined herein) or QFs (as defined herein) and Cogeneration Corporation of America are subsidiaries of a holding company), (ii) subject to regulation under the Federal Power Act, as amended ("FPA"), other than as a power marketer or an "exempt wholesale generator" ("EWG") that is a "public utility" under the FPA or as a "qualifying facility" ("QF") under the Public Utility Regulatory Policies Act of 1978 ("PURPA") contemplated by 18 C.F.R.
        Section 292.601(c) or (iii) with respect to each of the power generation projects in which the Company or its Subsidiaries has an interest that is a "qualifying facility" under PURPA, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c).

        In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion of such other counsel shall also be addressed to the Underwriters.

            (f) The Underwriters shall have received an opinion, dated such Closing Date, of , special Delaware counsel to the Trust and the Company, to the effect that:

                (i) The Trust has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware. All filings required under the Business Trust Act with respect to the creation and valid existence of the Trust as a Delaware business trust have been made. Under the Business Trust Act and the Declaration, the Trust has all requisite trust power and authority to own its property and conduct its business as described in the Prospectus.

                (ii) Under the Business Trust Act and the Declaration, the Trust has requisite trust power and authority to authorize, issue and sell the Offered Securities and the Common Securities as contemplated by this Agreement, the Common Securities Purchase Agreement, the Prospectus and the Declaration and to execute, deliver and perform its obligations under this Agreement, the Common Securities Purchase Agreement and the Remarketing Agreement.

                (iii) The Declaration constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees in accordance with its terms, and the terms of the Offered Securities as set forth in the Declaration, to the extent they are obligations of the Trust, are valid and binding obligations of the Trust in accordance with the Declaration.

                (iv) The Offered Securities have been duly authorized for issuance by the Declaration and, when issued, executed, authenticated, delivered and paid for in accordance with the terms of the Declaration and the terms of this Agreement, will be fully paid and, subject to the limitation set forth in paragraph (v) below, non-assessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration except to the extent that enforcement of the Declaration may be limited by (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution. Under the Declaration and the Business Trust Act, the issuance of the Offered Securities and the Common Securities is not subject to preemptive rights.

                (v) Each holder of Offered Securities, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided, however, we express no opinion with respect to the liability of any holder of Offered Securities who is, was or may become a named Trustee of the Trust. We note, however, that the holders of the Offered Securities may be required to make payment or provide indemnity or security as set
        forth in Sections       and       of the Declaration.

                (vi) Under the Declaration and the Business Trust Act, the execution and delivery by the Trust of this Agreement and the Company Agreements to which the Trust is a party, and the performance of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

                (vii) The Common Securities have been duly authorized by the Declaration and are validly issued and represent undivided beneficial interests in the assets of the Trust.

                (viii) The issuance and sale by the Trust of the Trust Securities, the purchase by the Trust of the Debentures, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and by the Declaration and compliance by the Trust with its obligations under this Agreement, the Declaration, the Remarketing Agreement and the Offered Securities do not violate (i) any provisions of the Certificate or the Declaration or (ii) any applicable Delaware law or Delaware administrative regulation.

                (ix) No filing with, authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the due authorization, execution and delivery of this Agreement or the issuance and sale of the Trust Securities.

                (x) The Offered Security Holders (other than those Offered Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

            (g) The Underwriters shall have received an opinion, dated such Closing Date, of , special counsel to the Property Trustee, Guarantee Trustee and Debenture Trustee, to the effect that:

                (i) Wilmington Trust Company is a banking corporation duly incorporated and validly existing under the laws of the State of Delaware.

                (ii) The execution, delivery and performance by the Property Trustee of the Amended and Restated Declaration of Trust, the execution, delivery of performance by the Guarantee Trustee of the Guarantee Agreement and the execution, delivery and performance by the Debenture Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Debenture Trustee, respectively. The Amended and Restated Declaration of Trust, the Guarantee Agreement and the Indenture have been duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Debenture Trustee, respectively, and the Amended and Restated Declaration of Trust constitutes the legal, valid and binding obligations of the Property Trustee and is enforceable against the Property Trustee in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution. Under the Declaration and the Business Trust Act, the issuance of the Offered Securities and the Common Securities is not subject to preemptive rights.

                (iii) The execution, delivery and performance of the Amended and Restated Declaration of Trust, the Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Debenture Trustee, respectively, do not violate or constitute a breach of the charter or bylaws of the Property Trustee, the Guarantee Trustee or the Debenture Trustee, respectively, or the terms of any indenture or other agreement or instrument actually known to such counsel and to which the Property Trustee, the Guarantee Trustee or the Debenture Trustee, respectively, is a party or is bound or any judgment, order or decree actually known to such counsel to be applicable to the Property Trustee, the Guarantee Trustee or the Debenture Trustee, respectively, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Property Trustee, the Guarantee Trustee or the Debenture Trustee, respectively.

                (iv) No consent, approval or authorization of, or registration with or notice to any Delaware state banking authority is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee or the Debenture Trustee of the Amended and Restated Declaration of Trust, the Guarantee Agreement and the Indenture, respectively.

            (h) The Underwriters shall have received an opinion, dated such Closing Date, of [ ], special counsel to the Property Trustee, Guarantee Trustee and Debenture Trustee, to the effect that:

                (i) The Guarantee Agreement and the Indenture constitute the legal, valid and binding agreement of the Guarantee Trustee and the Debenture Trustee, respectively, enforceable against the Guarantee Trustee and the Debenture Trustee, respectively, in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditor's rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

                (ii) No consent, approval, authorization or other action by, or filing with, any governmental banking authority of the United States of America having jurisdiction over the Property Trustee, the Guarantee Trustee or the Debenture Trustee is required in connection with (A) the execution and delivery by the Property Trustee of the Amended and Restated Declaration of Trust or the performance by the Property Trustee of its duties thereunder , (B) the execution and delivery by the Guarantee Trustee of the Guarantee Agreement or the performance by the Guarantee Trustee of its duties thereunder, and (C) the execution and delivery by the Debenture Trustee of the Indenture or the performance by the Debenture Trustee of its duties thereunder, except such as have been obtained, taken or made.

            (i) The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Prospectus and other related matters as the Underwriters may require, and the Company and the Trust shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (j) The Underwriters shall have received letters dated no later than the date hereof from the persons specified in Schedule C hereto whereby each
person agrees, for the period commencing on such date and ending            days
after the Closing Date, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Company Common Stock or other securities convertible into or exchangeable or exercisable for any shares of Company Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Company Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other agreement, (1) other than as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Agreement or (2) without the prior written consent of the Representative.

            (k) The Underwriters shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and an Administrative Trustee of the Trust in which such officers and trustee, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company and the Trust in this Agreement are true and correct; the Company and the Trust have each complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order relating to the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or of the Trust except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (l) The Underwriters shall have received a letter, dated such Closing Date, of Arthur Andersen LLP which meets the requirements of subsection
(a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

        The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

        6. Indemnification and Contribution. (a) The Trust and the Company will jointly and severally indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Trust and the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Trust and the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

            (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and the Trust, and their respective directors, officers and trustees and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which the Company or the Trust may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Trust and the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Trust and the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter:                 .

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust and the Company bear to the total discounts and commissions received by the Underwriters from the Company and the Trust under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Company or the Underwriters and the parties' relative intent, knowledge, access to information and oppor-tunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

            (e) The obligations of the Trust and the Company under this Section shall be in addition to any liability which the Trust and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and each person, if any, who controls the Trust and the Company within the meaning of the Securities Act or the Exchange Act.

        8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate liquidation amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total liquidation amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate liquidation amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total liquidation amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in
Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Registered Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Trust and the Company or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Trust and the Company or any of their respective Underwriters, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Trust and the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Trust and the Company and the Underwriters pursuant to
Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii), (iii), (iv), (v) or
(vi) of Section 5(c), the Trust and the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telegraphed and confirmed
or faxed and confirmed to the Underwriters, c/o                    , or, if sent
to the Company or the Trust, will be mailed, delivered, telegraphed and confirmed or faxed and confirmed to it at Calpine Corporation, 50 West San Fernando Street, San Jose, California 95113, Attention: General Counsel ; provided, however, that any notice to a Underwriter pursuant to Section 7 will be mailed, delivered, telegraphed and confirmed, or faxed and confirmed to such Underwriter.

        11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        12. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

        13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        Each of the Trust and the Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                            [Signature page follows.]

        If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Trust and the several Underwriters in accordance with its terms.


                                             Very truly yours,

                                             CALPINE CAPITAL TRUST

                                             By:................................
                                             Name:..............................
                                             Title: Administrative Trustee

                                             CALPINE CORPORATION
                                             By:................................
                                             Name:..............................
                                             Title:.............................

The foregoing Underwriting Agreement is
  hereby confirmed and accepted as of
  the date first above written.

      Acting on behalf of itself and as
        the Representative of the several
        Underwriters.

  By:...................................
     Title:


                                      S-26